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                                                                      EX-99.23.d

                                GATEWAY VIT FUND
                              MANAGEMENT AGREEMENT


         THIS AGREEMENT made as of October 31, 2001, by and between the GATEWAY VARIABLE INSURANCE TRUST, an Ohio business trust (the "Trust"), and GATEWAY INVESTMENT ADVISERS, L.P., a Delaware limited partnership (the "Adviser").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act") the shares of beneficial interest (the "Shares") of which are registered under the Securities Act of 1933; and

         WHEREAS, the Trust is authorized to issue shares in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust offers Shares in a series known as the Gateway VIT Fund (the "Fund"); and

         WHEREAS, the Trust desires to retain the Adviser to render investment advisory and management services to the Fund, and the Adviser is willing to render such services;

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Adviser shall act as investment manager for the Fund and shall, in such capacity, supervise the investment and reinvestment of the cash, securities or other properties comprising the assets of the Fund, subject at all times to the policies applicable to the Fund and to the control of the Board of Trustees of the Trust. The Adviser shall give the Trust the benefit of its best judgment, efforts and facilities in rendering its services as investment manager.

         2. In carrying out its obligations under paragraph 1 hereof, the Adviser shall:

                  (a) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the Fund or the economy generally, and whether concerning the individual companies whose securities or options therefor are included in the Fund or the industries in which they engage, or with respect to other securities or options therefor which the Adviser considers desirable for inclusion in the Fund;


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                  (b)      determine what industries and companies shall be
                           represented in the Fund and regularly report them to the Board of Trustees of the Trust;

                  (c) formulate and implement programs for the purchases and sales of any securities or options and regularly report thereon to the Board of Trustees of the Trust;

                  (d) place all orders for the purchase and sale of investments for the Fund, including the purchase and/or sale of options and the effecting of closing purchase transactions, for the Fund's account with brokers or dealers selected by the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser shall always seek best execution, which is to execute the Fund's transactions where the most favorable combination of price and execution services in particular transactions can be obtained or provided on a continuing basis or with respect to individual transactions by a broker or dealer, and to deal directly with a principal market maker in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Subject to such policies as the Board of Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement, or otherwise, solely by reason of its having either (i) dealt with an affiliate of the Adviser, or (ii) caused the Fund to pay a broker or dealer that provides brokerage, research and statistical services to the Adviser an amount of commission for effecting a portfolio investment transaction, including the sale of an option or a closing purchase transaction, in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith and in the best interest of the Fund that (x) the commission and other expenses of any such affiliate are comparable to the commission and other expenses charged by unaffiliated brokers and dealers, and (y) such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund and to any other of its clients as to which it exercises investment discretion. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and subject to seeking best execution and such other factors as the Trustees may determine, the Adviser may consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute securities transactions for the Fund; and

                  (e) present a written report to the Board of Trustees of the Trust at least quarterly indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses; and

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                  (f)      take, on behalf of the Fund, all actions which appear
                           to the Adviser necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid.

         3. Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Fund pursuant thereto, shall as all times be subject to any directives of the Board of Trustees of the Trust.

         4. In carrying out its obligations under this Agreement, Adviser shall at all times conform to:

                  (a) all applicable provisions of the Act and any rules and regulations adopted thereunder;

                  (b) the provisions of the Agreement and Declaration of Trust of the Trust, as amended from time to time;

                  (c) the provisions of the By-Laws of the Trust, as amended from time to time.

                  (d) the provisions of the Registration Statements of the Trust under the Securities Act of 1933 and the Act, as amended from time to time; and

                  (e) any other applicable provision of state or federal law.

         5.       (a)      The Adviser shall bear all (i) expenses of
                           printing and distributing all Trust registration statements, prospectuses and reports to current Trust shareholders; (ii) costs of printing and transmitting reports to governmental agencies; and (iii) other printing and mailing costs.

                  (b) Except as set forth above, the Trust has agreed to pay all its operating expenses, including without limitation the expenses of continuing the Trust's existence; the fees and expenses of trustees not employed by the Adviser; expenses that the Fund is authorized to pay pursuant to Rule 12b-1 under the Act; expenses of registering or qualifying the Trust or its shares under federal and various state laws and maintaining and updating such registrations and qualifications on a current basis; borrowing costs (such as (i) interest and (ii) dividend expenses on securities sold short), taxes, fees and commissions of every kind; expenses of issuing shares, including cost of share certificates; repurchases and redemption of shares; charges and expenses of custodians, transfer agents, fund accountants, shareholder servicing agents, dividend disbursing agents and registrars; expenses of valuing shares of the Fund; auditing, accounting and legal expenses; expenses of shareholder meetings and proxy solicitations therefor; insurance expenses; expenses incurred in connection with association membership dues, including the annual dues of the Trust for its


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                           membership in the Investment Company Institute; and
                           all "extraordinary expenses" as may arise, including all losses and liabilities in administrating the Trust; expenses incurred in connection with litigation proceedings and claims and the legal obligations of the Trust to indemnify its officers, trustees, and agents with respect thereto. A majority of the Board of Trustees of the Trust and a majority of the trustees who are not parties to this agreement (except as a trustee of the Trust), voting separately, shall determine which expenses shall be characterized as "extraordinary expenses." The expenses to be borne by the Trust under this subparagraph shall be determined by the Board of Trustees of the Trust.

                  (c) All ordinary business expenses of the Trust shall be borne by the Trust unless subparagraph 5(a) and 5(b) hereof specifically provides otherwise.

         6. The Trust will pay the Adviser, as full compensation for services rendered hereunder, a daily fee at the annual rate of 0.50% of the average value of the daily net assets of the Fund.

         7. The Trust shall at all times keep the Adviser fully informed with regard to the securities owned by the Fund, the funds available or to become available to the Fund for investment, and generally as to the condition of the Fund's affairs. It shall furnish the Adviser with a copy of all financial statements certified by its financial officer, and a signed copy of each financial statement audited by certified public accountants with respect to it.

         8. This contract shall become effective on October 31, 2001. It shall remain in effect, subject to paragraph 9(a) hereof, for a period of two years, and thereafter, provided that its continuance for the Fund for each renewal year is specifically approved, in advance (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act of the Fund, and (ii) by vote of a majority of the trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose; provided, however, that if the continuation of this Agreement is not approved for the Fund, the Adviser may continue to serve in such capacity for the Fund in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         9.       (a)      This Agreement may be terminated at any time,
                           without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of the Fund, or by the Adviser, on sixty days' written notice to the other party. The notice provided for herein may be waived by either party.

                  (b) In the absence of willful misfeasance, bad faith, gross negligence or


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                           reckless disregard of obligations or duties hereunder
                           on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or other investment, except that nothing under this paragraph shall be deemed to be a waiver of any rights of the Trust or of any shareholder of the Fund that may exist under the federal securities laws.

         10. It is understood that the Adviser may perform investment advisory services for various other clients, including investment companies. The Adviser agrees to report to the Board of Trustees (at such times as the Board of Trustees reasonably shall request) (i) the financial condition and prospects of the Adviser, (ii) the nature and amount of transactions affecting the Fund that involve the Adviser and affiliates of the Adviser, (iii) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Fund and to its other accounts, (iv) such other information as the Board of Trustees shall reasonably request regarding the Fund, the Fund's performance, the services provided by the Adviser to the Fund as compared to its other accounts, and the plans and capability of the Adviser with respect to providing future services to the Fund and its other accounts, and the total number and type of such other accounts and the approximate total asset value thereof (but not the identities of the beneficial owners of such accounts). The Trust agrees that the Adviser may give advice and take action with respect to any of its clients which may differ from advice given or the timing or nature of the action taken with respect to the Fund, so long as it is the Adviser's policy, to the extent practicable, to allocate investment transactions among the Fund and its other accounts, over a period of time, on a fair and equitable basis.

                  Broker-dealer affiliates of the Adviser may effect orders for the Fund and may retain compensation in connection with effecting such transactions, so long as the Adviser furnishes the Board of Trustees, at least annually, with a statement setting forth the total amount of all compensation retained by such broker-dealer affiliates in connection with effecting such transactions within the preceding year for the Trust.

         11. This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved by the vote of a majority of trustees of the Trust, including a majority of trustees who are not parties to this Agreement or interested persons of any such party to this Agreement (other than as trustees of the Trust), cast in person at a meeting called for that purpose, and (if required under current interpretations of the Act by the Securities and Exchange Commission) by vote of the shareholders of the Fund.

         12. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4)


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                  of the Act.

         13. All parties hereto are expressly put on notice of: (i) the Gateway Variable Insurance Trust Agreement and Declaration of Trust, which is on file with the Secretary of the State of Ohio, and (ii) the limitation of shareholder and trustee liability contained therein and in Chapter 1746 of the Ohio Revised Code. Notice is hereby given that the obligations of this Agreement are not binding upon any of the trustees, officers, or shareholders of the Trust individually but are binding upon only the assets and property of the Trust. With respect to any claim by the Adviser for recovery of any portion of the investment management fee hereunder (or any other liability of the Trust arising hereunder or otherwise with respect to the Fund), whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of the Fund to satisfy such claim and shall have no recourse against the assets of any other funds of the Trust for such purpose.

         14.      (a)      This contract shall be construed in accordance with
                           and governed by applicable federal law and the laws of the State of Ohio.

                  (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

         15. Any notices under this Agreement shall be in writing addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Adviser for this purpose shall be Rookwood Tower, 3805 Edwards Road, Suite 600, Cincinnati, Ohio 45209.





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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate as of the day and year first above written.



                                         GATEWAY VARIABLE INSURANCE TRUST



                                         By         /s/
                                            ------------------------------------
                                            Walter G. Sall, Chairman




                                         GATEWAY INVESTMENT ADVISERS, L.P.
                                         BY GATEWAY INVESTMENT ADVISERS, INC.



                                         By         /s/
                                            ------------------------------------
                                            J. Patrick Rogers, President




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